Putnam International Equity Fund, 12/31/04, Semiannual Report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended Month day, year, Putnam Management has
assumed $188,557 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	48,774
		Class B	11,127
		Class C	 1,810

72DD2	Class M	   907
		Class R	     9
		Class y	22,229

73A1		Class A	0.325
		Class B	0.159
		Class C	0.139

74A2		Class M	0.200
		Class R	0.296
		Class Y	0.391

74U1		Class A	149,754
		Class B	 69,553
		Class C	 12,950

74U2		Class M	  4,453
		Class R	     33
		Class Y	 50,981

74V1		Class A	23.67
		Class B	22.85
		Class C	23.29

74V2		Class M	23.34
		Class R	23.57
		Class Y	23.81